LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT ("Agreement") is made and entered into this 28 day of February, 2006, by and between CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership, as Landlord, and Data I/O Corporation, a Washington corporation, as Tenant.

RECITALS:

A. Pursuant to a written lease agreement effective May 9, 1997 (the "Lease"), Landlord's predecessor-in-interest CarrAmerica Realty Corporation, a Maryland corporation, leased to Tenant a building and parking areas located at 10525 Willows Road NE, Redmond, WA (herein the "Premises" or the "Willows Premises"). The Premises are located on the real property legally described on Exhibit A attached to the Lease. The Lease was for an approximately 9-year and 8 month term, commencing on its effective date and terminating on December 31, 2006.

B. The Lease was amended by First Amendment to Lease Agreement also effective May 9, 1997.

C. Landlord's affiliate, Carr Redmond, LLC, a Delaware limited liability company ("Carr Redmond") and Tenant have entered into a new lease with respect to premises located within a project known as Redmond East Business Center (the "Redmond East Premises"), into which Tenant intends to relocate its business operations following substantial completion of certain improvements by the landlord thereunder.

D. The parties desire to enter into an agreement to terminate the Lease as to the Willows Premises, subject to and in accordance with the terms and provisions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties mutually acknowledge, the parties agree as follows:

1. Termination of Lease. The Lease between the parties shall terminate on the date on which Tenant shall have fully vacated and surrendered the Premises to Landlord in accordance with Section 13 of the Lease (the "Early Termination Date"), as if such date were originally set forth as the termination date in the Lease. Notwithstanding the foregoing, Tenant agrees that Tenant shall vacate and surrender the Premises as aforesaid, and accordingly, that the Early Termination Date shall occur no later than the date (the "Outside Termination Date") which is the later of (a) thirty (30) days following the date that Tenant shall have received notice from Carr Redmond that the initial improvements to the Redmond East Premises are substantially complete, or (b) July 7, 2006. Tenant's obligations for additional rent, as defined in Section 5 of the Lease, for taxes, as defined in Section 15 of the Lease, and, subject to paragraph 2 of this Amendment, below, for rent, as defined in Section 4 of the Lease, shall be prorated as of the Early Termination Date.

2. Termination Fee. In consideration of early termination of the Lease as herein provided, Tenant shall pay to Landlord no later than the Early Termination Date, as a termination fee and not a penalty, an amount equal to the prorated base rent that would have accrued under the Lease, if any, from and after the Early Termination Date through August 15, 2006 (the "Termination Fee").

3. Release of Liabilities. In consideration of this Lease Termination Agreement, Tenant acknowledges that Landlord shall have no obligation for any costs associated with any Standard Capital Improvements which may have been made to the Premises by Tenant, and Tenant waives any right available under Section 14 of the Lease or otherwise to recover the same. In consideration of this Lease Termination Agreement, Landlord acknowledges that Tenant shall have no liability for any failure to replace any Standard Capital Improvement located within the Premises during the Lease term, and Landlord waives any right available under the Lease to recover any damages associated with any such failure.

Notwithstanding the foregoing, Tenant agrees that upon its vacation and surrender of the Premises, the Building's roof membrane shall be in good repair, and the Building's elevator and electrical and fire and life safety systems shall be in good working order. In the event that between the date of mutual execution of this Agreement and the date of Tenant's vacation and surrender of the Premises, Tenant is required to replace the Building's roof membrane, elevator, electrical or fire and life safety systems as a result of the failure or impending failure of such Standard Capital Improvements (or if repair of the same is not economically feasible), the costs of such replacement shall be paid by Tenant, and to the extent required under Section 14.1 of the parties' Lease, Landlord shall reimburse Tenant for a portion of the cost thereof; provided, however, that no such replacement work shall be undertaken by Tenant without consultation with and the prior written approval of Landlord, which approval shall not be unreasonably withheld; and provided further, however, that in lieu of such approval, Landlord may elect to undertake such work directly, in which event Landlord shall perform such replacement work with reasonable due diligence.

4. Tenant's Holdover. In the event that Tenant shall hold over in the Premises for . any portion of any period between the Outside Termination Date and August 15, 2006, then in addition to all other obligations applicable to Tenant under the Lease, Tenant shall be obligated to pay to Landlord, on a prorated basis, 120% of the rent applicable to such period, as set forth in Section 26 of the Lease. In the event that Tenant shall hold over in the Premises for any period following the later of the Outside Termination Date or August 15, 2006, then in addition to Landlord's ongoing right to receive 120% of the rent applicable to any such period that Tenant shall have held over in the Premises, Landlord shall be entitled to pursue all rights and remedies available at law or in equity to evict Tenant or otherwise to enforce its rights under the Lease, including recovery of all reasonable attorney's fees and costs incurred in connection therewith,

5. No Other Modifications. Except as expressly set forth herein, the parties' Lease shall remain unmodified and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Lease Termination Agreement effective the date first above written.

LANDLORD:

CarrAmerica Realty Operating Partnership, L.P.,
a Delaware limited partnership

By: CarrAmerica Realty Corporation,
a Maryland corporation, its general partner

By: [signature]
Print Name: Clete Casper
Print Title: Managing Director

TENANT:

Data I/O Corporation,
a Washington corporation

By: [signature]
Print Name: Joel S. Hatlen
Print Title: VP/CFO

STATE OF WASHINGTON)
)ss.
County of K I N G)

I certify that I know or have satisfactory evidence that Clete Casper is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute this instrument and acknowledged it as the Managing Director of CarrAmerica Realty Corporation, a Maryland corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: March 3, 2006

SUSAN C. WELLS NOTARY PUBLIC STATE OF WASHINGTON COMMISSION EXPIRES 8-2-06

Susan C. Wells
Susan C. Wells
(Print name)
Notary public in and for the State of Washington,
residing at Bellevue
My appointment expires: 08-02-06

STATE OF WASHINGTON)
)ss.
County of K I N G)

I certify that I know or have satisfactory evidence that JOEL S. HATEN is the person who appeared before me, and said person acknowledged that HE signed this instrument, on oath stated that HE was authorized to execute this instrument and acknowledged it as the VICE PRESIDENT ______ of Data I/O Corporation, a Washington corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: FEBRUARY 28, 2006

DEBORAH A. KIRCHAN NOTARY PUBLIC STATE OF WASHINGTON COMMISSION EXPIRES 7-19-09

Deborah A Kirchan
(Print name)
Notary public in and for the State of Washington,
residing at Issaquah, WA
My appointment expires: 7-19-09